Exhibit 99.1

For immediate release

Media Contact: Roxanne Pipitone Knowles Communications Phone: (630) 238-5257 Email: roxanne.pipitone@knowles.com	Investors Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com

Knowles Announces $125 Million Convertible Notes Offering

ITASCA, Ill. – April 27, 2016 – Knowles Corporation (NYSE: KN) today announced its intention to offer, subject to market conditions and other factors, $125 million aggregate principal amount of convertible senior notes due 2021 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). Knowles also expects to grant the initial purchasers of the notes a 30-day option to purchase up to an additional $18.75 million aggregate principal amount of the notes. J.P. Morgan is acting as sole book-running manager and BofA Merrill Lynch is acting as joint lead manager for the offering.

The notes will be unsecured, senior obligations of Knowles and interest will be payable semi-annually in arrears. The notes will be convertible into cash, shares of Knowles’ common stock or a combination thereof, at Knowles’ election. The interest rate, conversion rate and other terms of the notes are to be determined upon pricing of the offering.

Knowles expects to use a portion of the net proceeds of the offering of the notes to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to Knowles from the warrant transactions described below) and to use the remaining proceeds of the offering to reduce borrowings outstanding under Knowles’ term loan facility.

“This is an opportunistic financing for Knowles timed to take advantage of an attractive market backdrop,” said Jeffrey Niew, president & CEO of Knowles. “We expect that this placement of notes will significantly extend our current debt maturity profile and increase our operational flexibility.”

In connection with the pricing of the notes, Knowles expects to enter into privately negotiated convertible note hedge transactions with one or more of the initial purchasers or their respective affiliates (the “option counterparties”). Knowles also expects to enter into warrant transactions with the option counterparties. The convertible note hedge transactions are expected generally to reduce the potential dilution to Knowles’ common stock upon any conversion of the notes and/or offset any cash payments Knowles is required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price per share of Knowles’ common stock is greater than the strike price of those convertible note hedge transactions. However, the warrant transactions could separately have a dilutive effect to the extent that the market price per share of Knowles’ common stock exceeds the strike price of the warrants. If the initial purchasers exercise their option to purchase additional notes, Knowles expects to enter into additional privately negotiated convertible note hedge transactions and additional warrant transactions with the option counterparties.

In connection with establishing their initial hedges of the convertible note hedge and warrant transactions, Knowles has been advised that the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Knowles’ common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Knowles’ common stock or the notes at that time, and could result in a higher effective conversion price for the notes. In addition, Knowles has been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding derivatives with respect to Knowles’ common stock and/or by purchasing or selling shares of Knowles’ common stock or other securities of Knowles in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period relating to a conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Knowles’ common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes. The convertible note hedge transactions and warrant transactions have not been, and will not be, registered under the Act or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from such registration requirements.

The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Act. Neither the notes nor the shares of common stock issuable upon conversion of the notes, if any, have been, nor will be, registered under the Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” “intend,” “could,” “may,” “will” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. These forward-looking statements include statements relating to, among other things, the proposed offering of the notes, the anticipated terms of the notes and the convertible note hedge and warrant transactions, the expected use of the net proceeds from these transactions and the anticipated effects of the offering. These statements involve risks and uncertainties that may cause results to differ materially from the statements made herein, including those identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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